                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X] Preliminary Proxy Statement

[_]Confidential, for Use of the Commission Only
  (as permitted by Rule 14a-6(e)(2))

[_] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       INCARA PHARMACEUTICAL CORPORATION
                (Name of Registrant as Specified In Its Charter)

                                 Not Applicable
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]No fee required.

[_]Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1) Title of each class of securities to which transaction applies:

  (2) Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

  (4) Proposed maximum aggregate value of transaction:

  (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:

  (2) Form, Schedule or Registration Statement No.:

  (3)Filing Party:

  (4) Date Filed:

                                                                     PRELIMINARY

                      INCARA PHARMACEUTICALS CORPORATION
                                P.O. Box 14287
                             3200 East Highway 54
                         Cape Fear Building, Suite 300
                 Research Triangle Park, North Carolina  27709
                 ---------------------------------------------
                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD MARCH 27, 2001
                 ---------------------------------------------

TO THE STOCKHOLDERS OF INCARA PHARMACEUTICALS CORPORATION:

   The Annual Meeting of Stockholders (the "Meeting") of Incara Pharmaceuticals Corporation ("Incara") will be held at the North Carolina Biotechnology Center, 15 Alexander Drive, Research Triangle Park, North Carolina, on Tuesday, March 27, 2001 at 12:30 p.m., for the following purposes:

   1.   To elect a board of four directors;

   2. To approve an amendment to Incara's 1994 Stock Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder from 2,500,000 shares to 3,500,000 shares;

   3. To approve the sale of up to $10 million of Incara's securities pursuant to a shelf registration filed with the Securities and Exchange Commission;

   4. To ratify the appointment of PricewaterhouseCoopers LLP as the independent auditors of Incara for the fiscal year ending September 30, 2001; and

   5. To act upon such other matters as may properly come before the meeting or any adjournment thereof.

These items are more fully described in the attached Proxy Statement.

   The Board of Directors has fixed the close of business on January 26, 2001, as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting or any adjournments thereof. A list of stockholders of Incara entitled to vote at the Meeting will be available for examination by a stockholder at Incara's office, for the ten days prior to the Meeting and during normal business hours. All such stockholders are cordially invited to attend the Meeting in person. However, to assure your representation at the Meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Meeting may vote in person, even if such stockholder returned a proxy.

   Incara's Proxy Statement and proxy is submitted herewith along with Incara's Annual Report to Stockholders for the fiscal year ended September 30, 2000.

                       IMPORTANT--YOUR PROXY IS ENCLOSED


WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.

                                         By Order of the Board of Directors


                                         Richard W. Reichow
                                         Executive Vice President,
                                         Chief Financial Officer,
                                         Treasurer and  Secretary
Research Triangle Park,
North Carolina
February 8, 2001

                      INCARA PHARMACEUTICALS CORPORATION
                                P.O. Box 14287
                             3200 East Highway 54
                         Cape Fear Building, Suite 300
                 Research Triangle Park, North Carolina  27709

                                PROXY STATEMENT
                        ANNUAL MEETING OF STOCKHOLDERS
                                MARCH 27, 2001

                INFORMATION CONCERNING SOLICITATION AND VOTING

   The enclosed proxy is solicited by the Board of Directors (the "Board") of Incara Pharmaceuticals Corporation, a Delaware corporation ("Incara" or the "Company"), for use at Incara's Annual Meeting of Stockholders to be held at the North Carolina Biotechnology Center, 15 Alexander Drive, Research Triangle Park, North Carolina, at 12:30 p.m. on Tuesday, March 27, 2001, and any adjournments thereof (the "Meeting"). The cost of soliciting proxies will be borne by Incara. In addition to solicitation of proxies by mail, employees of Incara, without extra remuneration, might solicit proxies personally or by telephone. Incara will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to beneficial owners and seeking instruction with respect thereto.
The mailing address of the principal executive offices of Incara is P.O. Box 14287, Research Triangle Park, North Carolina 27709. Copies of this Proxy Statement and accompanying proxy card are being mailed to stockholders on or about February 8, 2001.

Revocability of Proxies

   Any stockholder giving a proxy has the power to revoke it at any time before it is voted by giving a later proxy or written notice to Incara (Attention:
Richard W. Reichow, Secretary), or by attending the Meeting and voting in person.

Voting

   When the enclosed proxy is properly executed and returned (and not subsequently properly revoked), the shares it represents will be voted in accordance with the directions indicated thereon, or, if no direction is indicated thereon, it will be voted:

  1. FOR the election of the four nominees for director identified below;

  2. FOR the approval of an amendment to the 1994 Stock Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder from 2,500,000 shares to 3,500,000 shares;

  3. FOR the approval of the sale of up to $10 million of Incara's securities pursuant to a shelf registration filed with the Securities and Exchange Commission (the "SEC");

  4. FOR ratification of the appointment of PricewaterhouseCoopers LLP, Raleigh, North Carolina, as independent auditors of Incara for the fiscal year ending September 30, 2001; and

  5. In the discretion of the proxies with respect to any other matters properly brought before the stockholders at the Meeting.

Record Date

   Only the holders of record of Common Stock at the close of business on the record date, January 26, 2001 (the "Record Date"), are entitled to notice of and to vote at the Meeting. On the Record Date, 8,365,849 shares of Common Stock were outstanding. Stockholders will be entitled to one vote for each share of Common Stock held on the Record Date.

Vote Required

   Votes withheld from any voting will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will be excluded from the vote on any proposal. In Proposal 1, the four nominees for director receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted at the Meeting shall be elected as directors of Incara. On Proposals 2, 3 and 4, the affirmative vote of the holders of a majority of the shares of Incara's Common Stock present or represented and voting on the proposal at the Meeting is required for approval.



                    PROPOSAL NO. 1 - ELECTIONS OF DIRECTORS

Nominees

   Incara's By-Laws provide that the number of directors constituting the Board of Directors shall be no less than one nor greater than seven. The number of directors currently authorized is four. Therefore, four directors are to be elected to serve for one year, each until the election and qualification of his successor, or until his death, removal or resignation. It is intended that proxies will be voted FOR all of the nominees named below. If any nominee is unable or declines to serve as a director at the time of the Meeting, the individuals named in the enclosed proxy may exercise their discretion to vote for any substitute proposed by the Board of Directors. Each nominee listed below has agreed to serve as a director if elected. None of the nominees is related by blood, marriage or adoption to any other nominee or any executive officer of Incara.

          Name of Nominee                            Age   Director Since
          ---------------                            ---   --------------
          Clayton I. Duncan.........................  51        1995
          David B. Sharrock.........................  64        1995
          Edgar H. Schollmaier......................  67        1998
          Stephen M. Prescott, M.D..................  52        2000


   CLAYTON I. DUNCAN has been Chairman of the Board of Directors since April 2000 and President, Chief Executive Officer and a director of Incara since January 1995. From 1989 until December 1993, Mr. Duncan was President and Chief Executive Officer of Sphinx Pharmaceuticals Corporation, a biopharmaceutical company which was acquired by Eli Lilly and Company in September 1994. From December 1993 until September 1994, he served as an independent consultant to Sphinx with regard to the sale of Sphinx to Lilly. From 1987 to 1989, Mr. Duncan was a General Partner of Intersouth Partners, a venture capital firm. From 1979 to 1987, he was an executive with Carolina Securities Corporation, a regional investment banking firm, serving as Executive Vice President and a director from 1984 to 1987. Mr. Duncan was founder and Chairman of the Board of CRX Medical, Inc., a medical products company that conducted research and development in wound management, ophthalmic disorders and interventional radiology. Mr. Duncan is also a director of Aeolus Pharmaceuticals, Inc., CPEC LLC, and Renaissance Cell Technologies, Inc., all of which are subsidiaries of Incara. Mr. Duncan received an M.B.A. from the University of North Carolina at Chapel Hill. In addition, Mr. Duncan is a director of The Forest at Duke, a continuing care retirement community, and Chairman of the Board of Directors of the Carolina Ballet, a professional ballet company.

   DAVID B. SHARROCK has been a director of Incara since October 1995. Mr. Sharrock was associated with Marion Merrell Dow, Inc., a multi-national pharmaceutical company, and its predecessor companies for over 35 years until his retirement in December 1993. Most recently, since December 1989, he served as Executive Vice President, Chief Operating Officer and a director, and in 1988, he was named President and Chief Operating Officer of Merrell Dow Pharmaceuticals Inc. Mr. Sharrock is also a director of Interneuron Pharmaceuticals, Inc., Broadwing Inc. and Praecis Pharmaceuticals Incorporated.

   EDGAR H. SCHOLLMAIER has been a director of Incara since May 1998. Mr. Schollmaier is Chairman of Alcon Laboratories, Inc., a wholly owned subsidiary of Nestle SA. He served as President of Alcon from 1972 to 1997 and was Chief Executive Officer for the last 20 years of that term. He is a graduate of the University of Cincinnati and the Harvard Graduate School of Business Administration. He serves as a director of DENTSPLY International, Inc., a dental products company, and Stevens International Inc., a printing and packaging company. In addition, he is a Regent of Texas Christian University and a director of the University of Cincinnati Foundation, the Cook Children's Hospital, Research to Prevent Blindness and the Foundation of the American Academy of Ophthalmology.

   STEPHEN M. PRESCOTT, M.D. has been a director of Incara since April 2000.
Dr. Prescott is the Executive Director of the Huntsman Cancer Institute at the University of Utah in Salt Lake City. Dr. Prescott received his M.D. degree from Baylor College of Medicine in 1973 and then completed training in Internal Medicine at the University of Utah. Dr. Prescott subsequently undertook advanced research training in biochemistry and molecular biology at Washington University School of Medicine. He joined the faculty at the University of Utah in 1982 and currently is a Professor of Internal Medicine at the University of Utah where he holds the H.A. & Edna Benning Presidential Endowed Chair in Human Molecular Biology and Genetics. From 1998 until 1999, Dr. Prescott was Director of the Program in Human Molecular Biology and Genetics in the Eccles Institute at the University of Utah.

Information Concerning the Board of Directors and its Committees

   The business of Incara is under the general management of the Board of Directors as provided by the laws of Delaware and the By-Laws of Incara. During the fiscal year ended September 30, 2000, the Board of Directors held five formal meetings, excluding actions by unanimous written consent. Each member of the Board attended all of the fiscal 2000 meetings of Board of Directors and Board committees of which he was a member.

   The Board of Directors has established an audit committee (the "Audit Committee"), and a compensation committee (the "Compensation Committee"). The Board has no nominating committee. The Audit Committee currently consists of Mr. Schollmaier, Mr. Sharrock and Dr. Prescott. During fiscal 2000, the Audit Committee held two formal meetings. The Audit Committee reviews the results and scope of the audit and other services provided by Incara's independent public accountants. The Compensation Committee currently consists of Mr. Sharrock, Mr. Schollmaier and Dr. Prescott. During fiscal 2000, the Compensation Committee held three formal meetings. The Compensation Committee makes recommendations to the Board of Directors regarding salaries and incentive compensation for officers of Incara, and determines the amount and type of equity incentives granted to participants in Incara's 1994 Stock Option Plan (the "Option Plan") and the 1999 Equity Incentive Plan.

   The Board of Directors has approved and recommends that stockholders vote "FOR" the election of the four nominees listed above.



      PROPOSAL NO. 2 - APPROVAL OF AMENDMENT TO THE 1994 STOCK OPTION PLAN

   Incara's Option Plan was adopted and approved by the Board and by the stockholders of Incara in October 1994. A total of 3,500,000 shares of Common Stock have been reserved for issuance under the Option Plan, 1,000,000 of which are subject to stockholder approval at the Meeting. As of the Record Date, options to purchase 189,927 shares had been exercised under the Option Plan, options for 1,971,160 shares were outstanding thereunder at a weighted average exercise price of approximately $3.08 per share, and options for 1,338,913 shares were available for grant (including the 1,000,000 shares subject to stockholder approval at the Meeting).

   The Option Plan provides for the grant of "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), solely to employees, and nonstatutory stock options to employees, officers and directors of, and consultants or advisors to, Incara. As of the Record Date, approximately 24 employees, officers and directors of Incara were eligible to receive grants under the Option Plan. The Option Plan is administered by the Compensation Committee of the Board. Subject to the restrictions of the Option Plan, the Compensation Committee determines who is granted options, the terms of options granted, including exercise price, the number of shares subject to the option and the option's exercisability. The current members of the Compensation Committee are Mr. Sharrock, Mr. Schollmaier and Dr. Prescott.

   The exercise price of options granted under the Option Plan is determined on the date of grant, and in the case of incentive stock options, must be at least 100% of the fair market value per share at the time of grant. The exercise price of any option granted to an optionee who owns stock possessing more than 10% of the voting power of Incara's outstanding capital stock must equal at least 110% of the fair market value of the common stock on the date of grant. Payment of the exercise price may be made by delivery of cash or a check to the order of Incara or by other means determined by the Board.

   Options granted to employees under the Option Plan generally become exercisable in increments, based on the optionee's continued employment with Incara, generally over a period of three to four years. The term of an incentive stock option may not exceed 10 years. The form of option agreement generally provides that options granted under the Option Plan, whether incentive stock options or nonstatutory options, expire 10 years from the date of grant. Incentive stock options granted pursuant to the Option Plan are not transferable by the optionee, other than by will or the laws of descent and distribution, and are exercisable during the optionee's lifetime only by the optionee. Nonstatutory options granted under the Option Plan are transferable to the optionee's family members. All outstanding options under the Option Plan become fully exercisable for a period of 60 days following the occurrence of any of the following events:
(i) a tender offer or exchange offer (other than by Incara or any employee benefit plan of Incara); (ii) the acquisition by any person or group, as defined under Rule 13d-3 promulgated under the Exchange Act (other than Incara or any employee benefit plan of Incara) of beneficial ownership of stock possessing 30% or more of the voting power of Incara's outstanding capital stock; (iii) the approval of an agreement providing for the merger or consolidation of Incara with another corporation where the stockholders of Incara, after the merger or consolidation, will own stock possessing less than 50% of the voting power of the corporation issuing cash or securities in the merger or consolidation; (iv) the approval of an agreement providing for the sale or other disposition of all or substantially all of Incara's assets; ands (v) the date during any period of two consecutive years when individuals who at the beginning of such period constitute the Board cease for any reason to constitute a majority thereof, unless the election or nomination of each new director was approved by at least two-thirds of the directors still in office who were directors at the beginning of such period. In the event of a merger of Incara with or into another corporation, Incara shall request the successor corporation to assume all options outstanding under the Option Plan. If such successor corporation fails or refuses to assume the options or to issue substantially equivalent options, then the outstanding options under the Option Plan shall accelerate and become fully exercisable.

   The Option Plan provides for the grant of nonstatutory options to non-employee directors of Incara pursuant to a non-discretionary, automatic grant mechanism (the "Automatic Grant Program"). Each non-employee director of Incara ("Eligible Director") will be granted a stock option to purchase 10,000 shares of Incara Common Stock on the date each such person first becomes an Eligible Director. Each Eligible Director shall thereafter be granted automatically each year (except in the year his or her initial director stock option is granted) an option to purchase 6,000 shares of Common Stock, as long as such director is a member of the Board. The exercise price of options granted under the Automatic Grant Program is the fair market value of the Common Stock on the date of grant. Such options become exercisable ratably over 36 months, commencing one month from the date of grant and will expire 10 years after the date of grant.

   The Board may amend the Option Plan at any time or from time to time or may terminate the Option Plan without the approval of the stockholders, provided that stockholder approval is required for any amendment to the Option Plan requiring stockholder approval under applicable law as in effect at the time, and provided further that amendments with respect to options granted to persons subject to Section 16 of the Exchange Act cannot be made more frequently than once every six months. However, no action by the Board or stockholders may alter or impair any option previously granted under the Option Plan. The Board may accelerate the exercisability of any option or waive any condition or restriction pertaining to such option at any time. The Option Plan will terminate in November 2004, unless terminated sooner by the Board.

Tax Consequences of Options

   An optionee who is granted an incentive stock option will generally not recognize taxable income either at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and one year after exercising the option, any gain or loss will be treated by the optionee as capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of the fair market value of the shares at the date of the option exercise or the sale price of the shares. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director or holder of more than 10% of the outstanding Common Stock. Incara will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period.

   All other options which do not qualify as incentive stock options are referred to as nonstatutory options. Generally, an optionee will not recognize any taxable income at the time he or she is granted a nonstatutory option. However, upon its exercise, the optionee will recognize taxable income generally measured as the excess of the then fair market value of the shares purchased over the purchase price. Any taxable income recognized in connection with an option exercise by an optionee who is also an employee of Incara will be subject to tax withholding by Incara. Incara will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a nonstatutory option. Upon resale of such shares by the optionee, any difference between the sales price and the optionee's purchase price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

   The foregoing is only a summary, based on the Code as currently in effect, of the effect of federal income taxation upon the optionee and Incara with respect to the grant and exercise of options under the Option Plan, does not purport to be complete, and does not discuss the tax consequences of the optionee's death or the income tax laws of any municipality, state or foreign country in which an optionee may reside.

Proposed Amendment

   In January 2001, the Board adopted an amendment to the Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder from 2,500,000 shares to 3,500,000 shares (the "Share Amount Amendment"). Without giving effect to the Share Amount Amendment, an adequate number of option shares would not be available to allow us to meet anticipated needs with respect to the issuance of additional options to employees, directors and consultants under the Option Plan.

   No benefits or amounts that will be received by or allocated to the Named Officers as defined under "OTHER INFORMATION-Executive Compensation") under the Option Plan are currently determinable.

   The Board of Directors has approved and recommended, that the stockholders vote "FOR" the amendment to the Option Plan.



              PROPOSAL NO. 3 - APPROVAL OF THE SALE OF SECURITIES

General

   Incara requires additional working capital to support its operations. In an effort to meet these capital requirements, the Company proposes to sell up to $10,000,000 of its securities to investors from time to time on an as needed basis. The Company might issue Common Stock, warrants to purchase its Common Stock (the "Warrants") or new series of preferred stock (the "Preferred Stock"), or a combination of any of these securities (collectively, the "Securities"), all as determined by Incara's Board of Directors. The sale of the Securities is referred to herein as the "Shelf Financing."

   The price at which Incara would sell any of the Securities will be negotiated by Incara and the investor, provided that the price will not be less than the market price for Incara's Common Stock as reported on the Nasdaq National Market at the time of the sale. The purchase price of any Preferred Stock, the conversion price, if any, at which Preferred Stock could convert into Common Stock, and the exercise price of any Warrants convertible into Common Stock would be determined on a Common Stock equivalent basis based on the then market price of the Common Stock. On January 19, 2001, the closing price on the Nasdaq National Market for Incara Common Stock was $2.875. Based on that price, if Incara sold only Common Stock, the total number of shares of Common Stock to be issued would be 3,478,260. In addition, Warrants convertible into shares of Common Stock also could be issued by Incara. There is no limit on the number of Warrants that Incara can issue in the Shelf Financing. Consequently, if stockholders approve the Shelf Financing, the existing holders of Incara Common Stock could face substantial dilution of their voting power and percentage ownership in the Company.

   On December 20, 2000, Incara filed a registration statement with the SEC covering all shares of Common Stock and Preferred Stock to be issued in the Shelf Financing up to an aggregate of $10,000,000, and shares of Common Stock issuable upon exercise of the Warrants that might be sold by Incara, which has been assumed to be $2,000,000 of Common Stock. The registration of the Securities will make them freely tradable by the purchasers of the Securities, which will make the securities more attractive to potential investors. The registration statement became effective on January 23, 2000 and will remain effective as long as Incara intends to sell Securities under it and as long as there are Securities available for sale. The later sale of any Securities by investors after their purchase from Incara could have a negative affect on the price of Incara's Common Stock.

The Preferred Stock

   The Company has the authority to issue up to 3,000,000 shares of Preferred Stock. Currently, of the 3,000,000 authorized shares of Preferred Stock, 1,500,000 shares are designated as Series A Preferred Stock, none of which are is-sued or outstanding, 600,000 shares are designated as Series B Preferred Stock, of which 28,457 shares are issued and outstanding, and 20,000 shares are designated as Series C Preferred Stock, of which 12,015 shares are issued and outstanding.

   The Board of Directors has the authority to issue Preferred Stock in one or more additional series and to fix the rights, preferences, privileges and restrictions, including the dividend, conversion, voting, redemption (including sinking fund provisions), and other rights, liquidation preferences, and the number of shares constituting any series and the designations of such series, without any further vote or action by the stockholders of Incara. Because the terms of the Preferred Stock may be fixed by the Board of Directors of Incara without stockholder action, the Preferred Stock could be issued quickly with terms calculated to defeat a proposed take-over of Incara or to make the removal of management of Incara more difficult. Under certain circumstances this could have the effect of decreasing the market price of the Common Stock. Management of Incara is not aware of any threatened transaction to obtain control of Incara.

   The Board will determine, in its discretion, the particular terms of any series of Preferred Stock to be sold in the Shelf Financing. Those terms might include:

   . the designation, number of shares and stated value per share;
   . the amount of liquidation preference;
   . the price at which shares of such series of Preferred Stock will be sold; . the dividend rate or rates (or method of determining the dividend rate); . the dates on which dividends shall be payable, the date from which dividends shall accrue and the record dates for determining the holder entitled to such dividends;
   . any redemption or sinking fund provisions;
   . any voting rights;
   . any conversion or exchange provisions, including conversion into Common
     Stock; and
   . any additional dividend, redemption, liquidation or other preferences or rights and qualifications, limitations or restrictions thereof.

The Warrants

   Incara may sell and issue Warrants to any purchaser in the Shelf Financing. The Warrants may be sold separately or sold together with the Common Stock or the Preferred Stock. There is no limit on the number of Warrants that Incara may sell in the Shelf Financing, but Incara has registered an additional $2,000,000 of Common Stock, an amount equal to 20% of the total amount of Common Stock that could be sold by Incara in the Shelf Financing, to cover the exercise of the Warrants.

   The Warrants may be issued at any purchase price and with any exercise price that Incara determines is appropriate, provided that the exercise price of the Warrants will be less than the Common Stock equivalent price as reported on the Nasdaq National Market at the time of the sale. Typically, warrants are issued for no consideration as an inducement to the investor to purchase the securities. Incara currently does not expect to receive a purchase price for the Warrants.

   The Warrants are expected to contain provisions that protect the purchaser against dilution by adjustment of the exercise price and the number of shares issuable thereunder upon the occurrence of specified events, such as a merger, stock split, stock dividend or recapitalization. The exercise price for the Warrant shares will be payable in cash.

   The Warrants will be evidenced by warrant certificates. Unless otherwise specified, the warrant certificates may be traded separately from the Common or Preferred Stock, if any, with which the warrant certificates were issued. Until a Warrant is exercised, the holder of a Warrant will not have any of the rights of a stockholder.

   The Board of Directors of Incara, in its discretion, may determine the terms of the Warrants, including:

   . the title and the aggregate number of Warrants;
   . the date or dates on which the Warrants will expire;
   . the price or prices at which the Warrants are exercisable;
   . the periods during which the Warrants are exercisable;
   . the terms of any mandatory or optional call provisions; and . the price or prices, if any, at which the Warrants may be redeemed at the option of the holder or will be redeemed upon expiration.

Manner of Sale

   Incara may sell the Securities through agents, underwriters, dealers or directly to purchasers. Incara will receive the proceeds from the sale of the Securities, less any commissions or other selling expenses of agents, underwriters or dealers.

NASDAQ Marketplace Rule 4350(i)

   This proposal is submitted for stockholder approval pursuant to Nasdaq Marketplace Rule 4350(i), which is one of several non-quantitative designation criteria required of a Nasdaq National Market issuer, such as the Company. One of the events that necessitates prior stockholder approval pursuant to Rule 4350(i) is as follows:

   . When the issuance or potential issuance will result in a change of control of the issuer.

   The Nasdaq has not adopted any rule on what constitutes a "change of control". Nasdaq has indicated that, generally, it views an issuance of more than 30% of the issuer's outstanding voting securities as a change of control. Because the proposed Shelf Financing involves the potential issuance by the Company of Common Stock, and Securities potentially convertible into Common Stock, greater than 30% of the Company's currently outstanding Common Stock (the "30% Share Limitation"), the portion of the Shelf Financing that could exceed the 30% Share Limitation is subject to Rule 4350(i) and, therefore, requires stockholder approval. In addition, if the Company wished to enter into other financing arrangements that require the issuance of the Company's Common Stock or Preferred Stock, Nasdaq possibly could integrate such additional financing arrangements with the Shelf Financing and, if the issuance of Incara's Common Stock or Preferred Stock in all such integrated financing arrangements, including that with the Shelf Financing, exceeds the 30% Share Limitation, subject all such financing arrangements to stockholder approval. Management of the Company believes it is important for the Company to have flexibility in seeking new financing without having to delay such financing arrangements to obtain stockholder approval and, therefore, is submitting the Shelf Financing to stockholders for approval. In this manner, if the Company finds a satisfactory source of new financing that requires the Company to issue its Common Stock or Preferred Stock, no stockholder approval of such new financing arrangement would be required unless the new financing arrangement exceeded an amount of Securities (on an as converted basis, if applicable) that is less than 30% of the Company's then outstanding Common Stock. Absent stockholder approval of the Shelf Financing, the Company would be limited to issuing an amount of Securities (on an as converted basis, if applicable) that is less than 30% of the Company's then outstanding Common Stock in connection with the Shelf Financing and possibly could be prohibited from entering into any other equity-based financings in which the Company wished to engage (based on the number of shares of Common Stock outstanding on the date of this proxy statement).

   If the Company is unsuccessful in obtaining approval from its stockholders for the proposal, but the Company nonetheless issues more than 30% of its outstanding voting Securities in the Shelf Financing or another equity-based financing arrangement that is integrated with the Shelf Financing, Nasdaq could delist the Company's Common Stock on the Nasdaq National Market. If this happens, the Common Stock could be traded in the over-the-counter market on the OTC Electronic Bulletin Board, an electronic bulletin board established for securities that do not meet the Nasdaq SmallCap Market listing requirements, in what is commonly referred to as the "pink sheets". In such an event, the market price of the Common Stock may be adversely impacted and stockholders might find it difficult to dispose, or obtain accurate quotations as to the market value, of their shares of Common Stock. In addition, the Company could find it more difficult to obtain future financing.

The Board of Directors has approved and recommends a vote "FOR" the approval of the Shelf Financing.



      PROPOSAL NO. 4 - RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

   The Board of Directors of Incara has appointed the firm of PricewaterhouseCoopers LLP, Raleigh, North Carolina to serve as the independent auditors of Incara for the fiscal year ending September 30, 2001, and recommends that the stockholders ratify such action. PricewaterhouseCoopers has audited that accounts of Incara and its subsidiaries since Incara's inception in March 1994 and has advised Incara that it does not have, and has not had, any direct or indirect financial interest in Incara or its subsidiaries in any capacity other than that of serving as independent auditors. Representatives of PricewaterhouseCoopers are expected to attend the Meeting. They will have an opportunity to make a statement, if they desire to do so, and will also be available to respond to appropriate questions.

     If the appointment of PricewaterhouseCoopers is not ratified by the stockholders, the Board of Directors will reconsider its selection.

     The Board of Directors has approved and recommends a vote "FOR" the ratification of the appointment of PricewaterhouseCoopers as independent auditors of Incara for the fiscal year ending September 30, 2001.


                               OTHER INFORMATION

Principal Stockholders

     The following table sets forth certain information regarding the ownership of shares of Incara's stock as of the Record Date by

     . each person known by Incara to beneficially own more that 5% of the outstanding shares of each class of stock,
     .    each director of Incara,
     .    each executive officer of Incara, and
     .    all directors and executive officers of Incara as a group.

Series B Convertible Preferred Stock
------------------------------------

     As of the Record Date, Incara had 28,457 shares of Series B Convertible Preferred Stock ("Series B Stock") outstanding. The Series B Stock is non-voting except for matters relating to the rights of Series B Stock.

                                                                Shares       Percentage
                                                             Beneficially     of Class
                                                                Owned           Owned
                                                           --------------   --------------
Elan International Services, Ltd.....................            28,457          100.0%
     102 St. James Court
     Flatts, Smiths Parish
     Bermuda FL 04


Series C Convertible Exchangable Preferred Stock
-------------------------------------------------

     As of the Record Date, Incara had 12,015 shares of Series C Convertible Exchangable Preferred Stock ("Series C Stock") outstanding. The Series C Stock is non-voting except for matters relating to the rights of Series C Stock.

                                                                Shares       Percentage
                                                             Beneficially     of Class
                                                                Owned           Owned
                                                           --------------   --------------
Elan International Services, Ltd......................          12,015            100.0%
   102 St. James Court
   Flatts, Smiths Parish
   Bermuda FL 04

Common Stock
------------

     As of the Record Date Incara had 8,365,849 shares of common stock outstanding. Share ownership in each case includes shares issuable upon exercise of options that may be exercised within 60 days after the Record Date for purposes of computing the percentage of common stock owned by such person but not for purposes of computing percentage owned by any other person. Except as indicated in footnotes to this table, the persons named in this table have sole voting and investment power with respect to all shares of common stock indicated below.

                                                                                            Shares             Percentage
                                                                                         Beneficially           of Class
                                                                                             Owned                Owned
                                                                                     -------------------    --------------
Clayton I. Duncan (1)............................................................                686,860               8.0%
     3200 East Highway 54, Cape Fear Building, Suite 300
     Research Triangle Park, North Carolina 27709
David B. Sharrock (2)............................................................                 47,701                 *
Edgar H. Schollmaier (3).........................................................                 35,423                 *
Stephen M. Prescott, M.D. (3)....................................................                 16,711                 *
Richard W. Reichow (4)...........................................................                309,036               3.7%
David P. Ward, M.D. (5)..........................................................                255,403               3.0%
W. Bennett Love (6)..............................................................                117,868               1.4%
John P. Richert (7)..............................................................                117,705               1.4%
Elan International Services, Ltd.................................................                825,000               9.9%
     102 St. James Court
     Flatts, Smiths Parish
     Bermuda  FL 04
Lola M. Reid (8).................................................................                555,890               6.6%
     3621 Sweeten Creek Road
     Chapel Hill, North Carolina  27514
James D. Crapo (9)...............................................................                495,951               5.8%
     4650 South Forest St.
     Englewood, Colorado  80110
Interneuron Pharmaceuticals, Inc.................................................                482,011               5.8%
     One Ledgemont Center
     99 Hayden Avenue
     Lexington, Massachusetts  02421
All directors and executive officers as a group (8 persons) (10).................              1,586,707              17.8%
_____________
     *Less than one percent


(1) Includes 362,470 shares owned (of which, 94,493 shares are unvested shares of restricted stock) by Mr. Duncan, 152,000 shares owned by Mr. Duncan's children, and 172,390 shares issuable upon exercise of options held by Mr. Duncan. Mr. Duncan disclaims beneficial ownership of the shares held by his children.

(2) Includes 1,000 shares owned and 47,701 shares issuable upon exercise of options held by Mr. Sharrock.

(3) Consists of shares issuable upon exercise of options held by the named individual.

(4) Includes 219,347 shares owned (of which, 61,838 shares are unvested shares of restricted stock) and 89,689 shares issuable upon exercise of options held by Mr. Reichow.

(5) Includes 125,014 shares owned (of which, 61,838 shares are unvested shares of restricted stock) and 130,389 shares issuable upon exercise of options held by Dr. Ward.

(6) Includes 77,702 shares owned (of which 24,348 shares are unvested shares of restricted stock) and 40,166 shares issuable upon exercise of options held by Mr. Love.

(7) Includes 77,539 shares owned (of which, 26,779 shares are unvested shares of restricted stock) and 40,166 shares issuable upon exercise of options held by Mr. Richert.

(8) Includes 314,286 shares owned by Dr. Reid and 131,604 shares owned by Dr. Mark Furth, Dr. Reid's husband, and 110,000 shares issuable upon exercise of options held by Dr. Reid. Dr. Reid disclaims beneficial ownership of the shares held by her husband.

(9) Includes 339,951 shares owned by Dr. Crapo and 156,000 shares issuable upon exercise of options held by Dr. Crapo.

(10) See footnotes (1)-(7).

Executive Compensation

  Summary Compensation

    The following table sets forth all compensation earned for services rendered to it in all capacities for the fiscal years ended September 30, 2000, 1999 and 1998, by Incara's Chief Executive Officer and by the four most highly compensated executive officers who earned at least $100,000 in the respective fiscal year (collectively, the "Named Officers").

                          Summary Compensation Table

                                                  Annual Compensation        Long Term Compensation Awards
                                                  -------------------        -----------------------------
Name and                           Fiscal                                  Stock Options    Restricted Stock    All Other
Principal Position                  Year         Salary          Bonus        (Shares)         (Shares) (2)   Compensation (1)
------------------                 ------        ------          -----     -------------    ----------------  ---------------
Clayton I. Duncan                   2000        $ 322,500       $ 30,000          ---                ---           $ 2,823
   Chairman, President and          1999        $ 300,000       $ 84,000          ---            188,375           $ 2,934
   Chief Executive Officer          1998        $ 295,225       $ 78,652      235,877                ---           $ 2,791

Richard W. Reichow                  2000        $ 252,625       $ 31,844          ---                ---           $ 2,762
   Executive Vice President,        1999        $ 235,000       $ 54,637          ---            120,000           $ 3,044
   Chief Financial Officer,         1998        $ 212,250       $ 46,825      140,000                ---           $ 2,811
   Treasurer and Secretary

David P. Ward, M.D.                 2000        $ 252,625       $ 30,844          ---                ---           $ 3,340
   Executive Vice President,        1999        $ 235,000       $ 51,994          ---            120,000           $ 3,993
   Research & Development           1998        $ 221,250       $ 44,520      140,000                ---           $ 3,657

W. Bennett Love                     2000        $ 131,150       $ 13,344          ---                ---           $ 1,664
   Vice President, Corporate        1999        $ 122,000       $ 23,028          ---             44,000           $ 1,608
   Planning/Communications          1998        $ 117,333       $ 17,480       54,000                ---           $ 1,554

John P. Richert                     2000        $ 131,150       $  9,531          ---                ---           $ 1,159
   Vice President,                  1999        $ 122,000       $ 22,341          ---             49,000           $ 1,200
   Market Development               1998        $ 119,083       $ 18,262       59,000                ---           $ 1,126

______________________

(1) Consists of life and long-term disability insurance premiums and health club fees reimbursed or paid on behalf of the Named Officers.
(2) As of September 23, 1999, the Named Officer purchased the number of shares of restricted stock indicated at par value ($0.001 per share) and cancelled stock options to purchase an equal number of shares of Common Stock. The shares of restricted stock vest over three years from the date of grant and vesting could be accelerated pursuant to a change of control or an involuntary termination of employment. As of September 30, 2000 a total of 66,884 shares had vested for Mr. Duncan, 40,494 shares for Dr. Ward, 40,494 shares for Mr. Reichow, 12,696 shares for Mr. Love and 14,570 shares for Mr. Richert. The value of the restricted stock received by the Named Officer, based on the closing price of Incara's Common Stock on September 23, 1999 ($0.625), was as follows: for Mr. Duncan $117,546; for Dr. Ward $74,880; for Mr. Reichow $74,880; for Mr. Love $27,456; and for Mr. Richert $30,625.

  Management Incentive Plan

    The Compensation Committee and the Board of Directors have approved a Management Incentive Plan ("MIP") for the executive officers of Incara. The MIP provides for cash payments to the executive officers upon the achievement of certain corporate and individual objectives. The MIP is intended to be an annual compensation program. For the calendar year ended December 31, 2000, the corporate objectives related to financing and our three research and development programs. For the calendar years ended December 31, 1999 and 1998, the corporate objectives related primarily to the development and commercialization of bucindolol and the identification and advancement of other potential products or programs. The corporate and individual objectives for calendar 2000 have been evaluated and measured, and cash payments were made to the Named Officers in January 2001.

  Option Grants, Exercises and Holdings and Fiscal Year-End Option Values

    No stock option grants were made to any of the Named Officers during the fiscal year ended September 30, 2000.

    The following table sets forth certain information concerning all stock options exercised during the fiscal year ended September 30, 2000 by the Named Officers, and the number and value of unexercised options held by the Named Officers as of September 30, 2000:

                         Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

                                                                        Number of                               Value of
                                                                  Securities Underlying                       Unexercised
                            Shares                                 Unexercised Options                    In-the-Money Options
                           Acquired         Value                 at September 30, 2000                at September 30, 2000 (2)
                                                            ---------------------------------       --------------------------------
Name                      on Exercise    Realized (1)       Exercisable        Unexerciseable       Exercisable       Unexerciseable
----                      -----------    -----------        -----------        --------------       -----------       --------------
Clayton I. Duncan             100,000       $232,750            151,557              -              $   420,267       $     -
Richard W. Reichow             40,000       $ 93,100             75,800              -              $   215,737       $     -
David P. Ward, M.D.              -             -                116,500              -              $   338,448       $     -
W. Bennett Love                  -             -                 36,000              -              $    85,500       $     -
John P. Richert                  -             -                 36,000              -              $    97,500       $     -

______________________
(1) Market value of underlying securities on the date of exercise, minus the exercise price.
(2) Value based on the difference between the fair market value of the shares of common stock at September 30, 2000 ($3.375), as quoted on the Nasdaq National Market, and the exercise price of the options.

Employment Agreements

    In December 2000, Incara entered into a three-year employment agreement with Mr. Duncan. The agreement provides for an annual base salary of $360,000 and annual bonuses based on the achievement of performance milestones to be mutually agreed upon by Mr. Duncan and the Board or its Compensation Committee. The agreement with Mr. Duncan also provides that during the term of the agreement and, unless Mr. Duncan terminates his employment for cause, for a period of one year thereafter, Mr. Duncan will not compete with Incara, directly or indirectly. In the event Mr. Duncan's employment is terminated by the Board, other than in a change in control and without just cause, Incara shall continue to pay for a period of one year Mr. Duncan's base salary plus a percentage of his salary equal to the average annual bonus percentage earned for the two years prior to the date of termination.

   In November 1998, Incara entered into three-year employment agreements with each of Dr. Ward and Mr. Reichow. The agreements provide for base salaries and annual bonuses based upon the achievement of performance milestones to be mutually agreed upon by the officer and the Chief Executive Officer, the Board or the Compensation Committee. Each agreement also provides that during its term and, unless the officer terminates his employment for cause, for a period of nine months thereafter, the officer will not compete with Incara, directly or indirectly. In the event that the employment of Dr. Ward or Mr. Reichow is terminated by the Board, other than in a change in control and without just cause, Incara shall continue to pay, for a period of nine months, Dr. Ward or Mr. Reichow, as the case may be, his base salary plus a percentage of his salary equal to the average annual bonus percentage earned for the two years prior to the date of termination.

  In November 1998, Incara entered into three-year employment agreements with Mr. Love and Mr. Richert. The agreements provide for base salary and annual bonus based upon the achievement of performance milestones to be mutually agreed upon by the officer and the Chief Executive Officer, the Board or the Compensation Committee. Each agreement also provides that during its term and, unless the officer terminates his employment for cause, for a period of six months thereafter, Mr. Love or Mr. Richert will not compete with Incara, directly or indirectly. In the event that the employment of Mr. Love or Mr. Richert is terminated by the Board, other than in a change in control and without just cause, Incara shall continue to pay Mr. Love or Mr. Richert his base salary for a period of six months.

   In September 1999, Incara entered into individual severance agreements with Mr. Duncan, Dr. Ward, Mr. Reichow, Mr. Love and Mr. Richert. The severance agreements provide that if the officer's employment with Incara is terminated, without just cause, subsequent to a change in control as defined in the severance agreements, such officer shall receive a severance benefit of two and one-half times his annual base salary and average bonus.

Compensation of Directors

   All directors are reimbursed for expenses incurred in connection with each board or committee meeting attended. From October 1, 1999 and through January 17, 2000, each director who was not an employee of Incara received a fee of $2,000 per Board meeting attended in person. In addition, the 1994 Stock Option Plan provided for the grant of nonstatutory options to non-employee directors of Incara pursuant to a non-discretionary, automatic grant mechanism (the "Automatic Grant Program"). Each non-employee director of Incara ("Eligible Director") was granted a stock option to purchase 5,000 shares of Common Stock on the date each such person first became an Eligible Director. Each Eligible Director thereafter was granted automatically each year upon re-election (except in the year his or her initial director stock option was granted) an option to purchase 3,000 shares of Common Stock as long as such director was a member of the Board. The exercise price of options granted under the Automatic Grant Program was the fair market value of Incara's Common Stock on the date of grant. Such options became exercisable ratably over 36 months commencing one month from the date of grant and expire the earlier of 10 years after the date of grant or 90 days after termination of the director's service on the Board.

   After a review of director compensation programs of other companies in its industry, on January 18, 2000, the Compensation Committee and the Board adopted a new compensation program for Eligible Directors. Each Eligible Director will receive an annual retainer of $13,000 and will receive a fee of $500 for each Board meeting attended in person. The annual retainer will be due on the date that the Eligible Director is elected or re-elected to the Board of Directors. Directors may elect to receive all or a portion of their annual retainer as an option to purchase Common Stock. Any remainder will be paid in cash. Any option elected will enable the director to purchase a number of shares equal to three times the number of shares that could have been purchased with the portion of the annual retainer elected to be received as option. The exercise price per share for the option will be the fair market value of the Common Stock on the date of the grant. The date of grant will be the date the annual retainer is granted to the director. These options will be fully vested upon grant and will be exercisable for ten years from the date of the grant. This director compensation program was adopted on January 18, 2000, subject to the transition policy that the date of the annual retainer and the grant date was January 18, 2000 for each Eligible Director who was a director on the date the program was adopted and the director did not receive any additional retainer at the following Annual Meeting. In addition, the Automatic Grant Program was revised to increase the initial stock option grant for new Eligible Directors from 5,000 shares to 10,000 shares and the annual automatic stock option grant was increased from 3,000 shares to 6,000 shares. The options will become exercisable ratably over 36 months commencing one month from the date of grant and will expire 10 years after the date of grant.

Report of the Compensation Committee on Executive Compensation

   Neither the material in this report, nor the performance graph included in this proxy statement under the heading " Performance Graph" (the "Performance Graph"), is soliciting material, is or will be deemed filed with the SEC or is or will be incorporated by reference in any filing of Incara under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this proxy statement and irrespective of any general incorporating language in such filing.

   The Compensation Committee is responsible for establishing compensation policy and administering the compensation programs of Incara's executive officers. The Compensation Committee met three times during fiscal 2000 to review executive compensation policies, compensation programs, and individual salaries and awards for the executive officers. The purpose of this report is to inform stockholders of Incara's compensation policies for executive officers and the rational for the compensation paid to executive officers in fiscal 2000.

 Compensation Philosophy

   Incara's compensation program is designed to motivate and reward the executives responsible for the financial and strategic objectives essential to Incara's long-term success and stockholder value. The financial goals for compensation plans are reviewed and approved by the Compensation Committee.

   Incara's total compensation philosophy is designed to support its overall objective of creating value for its stockholders. Key objectives of this philosophy are:

   .To attract and retain key executives critical to the long-term success of Incara;

   .To support a performance-oriented environment that rewards performance with respect to Incara's short-term and long-term financial goals;

   .To encourage maximum performance through the use of appropriate incentive programs; and

   .To align the interests of executives with those of Incara's stockholders by providing a significant portion of compensation in Incara's Common Stock.

 Base Salary

   The Compensation Committee annually reviews the base salary of each officer. In determining appropriate salary levels, the Compensation Committee considers individual performance, experience, level of responsibility, internal equity and external pay practices for the comparable positions. The Compensation Committee has decided not to use the compensation information of the companies included in the CRSP Nasdaq Pharmaceuticals Stocks Index shown in the Performance Graph because most of the companies included in the index are larger than Incara and therefore the information is not considered to be comparable.

 Management Incentive Plan

   Incara has established the MIP to reward participants for their contributions to the achievement of company-wide performance goals. Each year the Board will approve both the performance measures selected and the specific financial targets used under the MIP. The Compensation Committee believes these goals will drive the future success of the Company's business and will enhance stockholder value. Awarded amounts are directly related to performance. The amount individual executives may earn (target awards) is directly dependent upon the individual's position, responsibility and ability to impact the Company's financial success. The MIP target payment as a percentage of base salary for the Chief Executive Officer is 40%, for executive vice presidents is 30% and for the other vice presidents is 25%. An individual may earn from 0% to 200% of the MIP target percentage.

   For calendar 2000, the corporate objectives related to financing and our three research and development programs. For calendar 1999, Incara's corporate objectives focused primarily on the development and commercialization of bucindolol and the identification and advancement of other potential products or programs. For calendar 1999, the Company achieved a weighted average of only 25% of its corporate objectives, as 75% of the objectives related to the bucindolol program, which was unsuccessfully terminated during 1999. The 25% that was earned related to a non-bucindolol program.

   Company and individual performance for the calendar 2000 objectives have been evaluated, and cash payments were made to the executive officers in January 2001. See " Executive Compensation Management Incentive Plan".

 Stock Options

   The Option Plan offered by Incara has been established to provide all employees of Incara with an opportunity to share, along with stockholders of Incara, in the long-term performance of Incara. Stock options only have value to the employee if the price of Incara's stock appreciates in value from the date the stock options were granted. Stockholders also benefit from such stock price appreciation.

   Grants of stock options are generally made upon commencement of employment, with additional grants being made periodically to all eligible employees, and, occasionally, following a significant change in job responsibility, scope or title. Stock options granted under the Option Plan generally have vesting schedules of three to four years and expire ten years from the date of grant. The exercise price of options granted under the Option Plan is usually 100% of fair market value of the Common Stock on the date of grant. See " Executive Compensation Option Grants, Exercises and Holdings and Fiscal Year End Option Values".

 Restricted Stock

   As an integral component of a management and employee retention program designed to motivate, retain and provide incentive to the Company's management, employees and key consultants, the Compensation Committee and the

Board adopted the 1999 Equity Incentive Plan (the "1999 Plan") in September 1999. The 1999 Plan provides for the grant of restricted stock ("Restricted Stock") awards which entitle employees and consultants to receive up to an aggregate of 1,400,000 shares of the Company's Common Stock upon satisfaction of specified vesting periods. As of September 30, 1999, Restricted Stock awards to acquire an aggregate of 1,209,912 shares had been granted to employees and key consultants of the Company in consideration of services rendered by the participants to the Company, the cancellation of options for an equal number of shares of Common Stock and payment of the par value of the shares. No Restricted Stock awards were granted in fiscal 2000. The shares of Restricted Stock vest over up to three years from the date of grant and vesting could be accelerated pursuant to certain events, such as a change of control or an involuntary termination of employment.

 CEO Compensation

   Mr. Duncan's base salary and grants of restricted stock and stock options for fiscal 2000 were determined in accordance with the criteria described in the Base Salary, Stock Options and Restricted Stock sections of this report. The annual base salary of Mr. Duncan was increased from $300,000 to $330,000 as of January 1, 2000. In January 2001, it was increased to $360,000. Mr. Duncan received a bonus of $30,000 in January 2000 pursuant to the MIP for calendar 1999. Mr. Duncan did not receive any stock options during fiscal 2000.

 Conclusion

   The Compensation Committee believes that Incara's compensation policies are structured to result in the highest level of performance from Incara's executives. By providing a significant portion of each executive's total potential compensation under the MIP and by providing each executive with a significant number of shares of restricted stock and stock options, the Compensation Committee believes that it has closely aligned Incara executive's personal interests with those of the Company and the stockholders. The Compensation Committee intends to continue to review and analyze its policies in light of the environment in which the Company competes for executives.

              Submitted by:            The Compensation Committee

                                       DAVID B. SHARROCK, Chairman
                                       EDGAR H. SCHOLLMAIER
                                       STEPHEN M. PRESCOTT, M.D.

Compensation Committee Interlocks and Insider Participation

   During fiscal 2000, the Compensation Committee consisted of Joseph J. Ruvane, Jr., Mr. Sharrock, Mr. Schollmaier and Dr. Prescott. Mr. Ruvane, Mr. Sharrock, Mr. Schollmaier and Dr. Prescott were not at any time during fiscal 2000 or at any other time an officer or employee of Incara. No executive officer of Incara serves as a member of the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of the Board of Directors of Incara or the Compensation Committee. Mr. Ruvane passed away in June 2000.

Report of the Audit Committee

   The Audit Committee has reviewed and discussed the Company's audited financial statements for fiscal 2000 with management. The Audit Committee has discussed with PricewaterhouseCoopers LLP, the Company's independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, as modified or supplemented. The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers required by Independence Standards Board Standard No. 1, as modified or supplemented and has discussed with PricewaterhouseCoopers its independence. Based on the review and discussions described above, among other things, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for fiscal 2000.

          The Board of Directors has determined that the members of the Audit Committee are independent as defined in Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards, as applicable and as may be modified or supplemented. The Audit Committee recommended and the Board of Directors approved an Audit Committee charter, a copy of which is attached as Appendix A to this Proxy Statement.

                 Submitted by:            The Audit Committee

                                          EDGAR H. SCHOLLMAIER, Chairman
                                          DAVID B. SHARROCK
                                          STEPHEN M. PRESCOTT, M.D.

          The foregoing Audit Committee Report shall not be deemed to be incorporated by reference into any of the Company's previous or future filings with the SEC, except as otherwise explicitly specified by the Company in any such filing.

Performance Graph

          The following graph shows a five-year (1) comparison of cumulative total stockholder returns (2) for Incara, the CRSP Nasdaq Pharmaceuticals Stocks Index and the CRSP Total Return Index of the Nasdaq Stock Market. (The "CRSP" is the Center for Research in Securities Prices at the University of Chicago.) The graph assumes that $100 was invested on February 1, 1996 (the date of Incara's initial public offering) in each of Incara's Common Stock, the stocks in the CRSP Nasdaq Pharmaceuticals Stocks Index and the stocks in the CRSP Total Return Index of the Nasdaq Stock Market.


                             2/1/96        9/30/96        9/30/97        9/30/98        9/30/99        9/30/00
                           --------       --------       --------       --------       --------       --------
Incara                        100.0          165.0          150.0           26.7            4.4           22.5
CRSP-Pharmaceuticals          100.0           95.1          106.1           91.3          155.9          341.8
CRSP-Nasdaq                   100.0          116.7          160.2          162.7          265.9          352.8

--------------------
(1) Indicates comparison of total return for all of fiscal 2000, 1999, 1998 and 1997 and solely for that period of fiscal 1996 (February 1, 1996 September 30, 1996) during which Incara's Common Stock was registered under Section 12 of the Exchange Act.

(2) Total return assumes reinvestment of dividends. Total returns for the Nasdaq Stock Market and the Nasdaq Pharmaceuticals Stocks indices are weighted based on market capitalization.

Certain Transactions

          On July 26, 2000, Incara purchased from each of Lola M. Reid and James
D. Crapo, both of whom are consultants to Incara, 18,000 shares of our Common Stock at a per share price of $2.25, the closing price as listed on Nasdaq on July 26, 2000. Incara repurchased these shares in order to comply with Nasdaq Rule 4350, which limits the amount of our common stock we can issue under certain circumstances without stockholder approval. The shares repurchased were issued to Drs. Reid and Crapo in the acquisitions of Renaissance Cell Technologies and Aeolus Pharmaceuticals on March 31, 2000.

          On March 31, 2000, Incara purchased all of the minority interests of Renaissance Cell Technologies, Inc. and Aeolus Pharmaceuticals, Inc. Prior to the acquisition, Incara owned 78.0% of Renaissance and 65.8% of Aeolus. Incara issued 1,220,041 shares of its common stock in exchange for the subsidiaries' minority ownership. The acquisition has been accounted for using the purchase method of accounting. The total purchase price of $6,664,000 consisted of 1,220,041 shares of Incara's common stock with a fair market value of $5.46 per share, based on the price of the Common Stock at the date of acquisition. The total purchase price was allocated to purchased in-process research and development and immediately charged to operations because the in-process research purchased was in preclinical stages and feasibility had not been established at the date of the acquisition and was deemed to have no alternative future use. Additionally, Renaissance and Aeolus had no workforce or other tangible fixed assets.

          In January 2000, the Company's Board of Directors authorized the repurchase of up to $2,000,000 of Common Stock during the following two months through purchases on the stock market. During that period, the Company repurchased 104,100 shares of Common Stock at a cost of $331,000.

   Incara has adopted a policy that all transactions between Incara and its executive officers, directors and other affiliates must be approved by a majority of the members of the Board of Directors of Incara and by a majority of the disinterested members of the Board, and must be on terms no less favorable to Incara than could be obtained from unaffiliated third parties. In addition, the policy requires that any loans by Incara to its executive officers, directors or other affiliates be for bona fide business purposes only.

Section 16(a) Beneficial Ownership Reporting Compliance

   To Incara's knowledge, there were no reports required under Section 16(a) of the Exchange Act that were not timely filed during the fiscal year ended September 30, 2000.

Deadline for Stockholder Proposals

   Stockholders having proposals that they desire to present at next year's annual meeting of stockholders of Incara should, if they desire that such proposals be included in Incara's proxy statement relating to such meeting, submit such proposals in time to be received by Incara not later than October 11, 2001. To be so included, all such submissions must comply with the requirements of Rule 14a-8 promulgated under the Exchange Act and the Board of Directors directs the close attention of interested stockholders to that Rule. Proposals may be mailed to Richard W. Reichow, Corporate Secretary, Incara Pharmaceuticals Corporation, P.O. Box 14287, Research Triangle Park, North Carolina 27709.

   If a stockholder of the Company wishes to present a proposal before the 2002 Annual Meeting, but does not wish to have the proposal considered for inclusion in the Company's proxy statement and proxy card, such stockholder must also give written notice to the Secretary of the Company at the address noted above. The Secretary must receive such notice no later than January 1, 2002. If a stockholder fails to provide timely notice of a proposal to be presented at the 2002 Annual Meeting, the proxies designated by the Board of Directors of the Company will have discretionary authority to vote on any such proposal.

Other Matters

   The Board of Directors knows of no other business to be brought before the Meeting, but it is intended that, as to any such other business, the shares will be voted pursuant to the proxy in accordance with the best judgement of the person or persons acting thereunder.

                                                                      APPENDIX A

                      INCARA PHARMACEUTICALS CORPORATION
                            Audit Committee Charter


I.    PURPOSE

1. The primary function of the Audit Committee ("Committee") of Incara Pharmaceuticals Corporation (the "Company") is to assist the Board of Directors ("Board") in fulfilling its oversight responsibilities related to corporate accounting, financial reporting practices, quality and integrity of financial reports as well as legal compliance and business ethics matters. It shall be the policy of the Committee to maintain free and open communication among the Board, the independent auditors and the management of the Company.

2. Although the Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditors or to assure compliance with laws and regulations and the Company's policies.


II.   ORGANIZATION

1. Members - The Committee shall be composed of directors who are independent of the management of the Company and are free of any relationship that, in the opinion of the Board, would interfere with their exercise of independent judgement as a Committee member. The Board shall appoint Committee members and (on or before June 13, 2001) the Committee shall be composed of not less than three independent Directors who are financially literate or will become financially literate within a reasonable period of time after his or her appointment to the Committee. At least one member of the Committee shall have accounting or related financial management expertise.

2. Meetings - The Committee should meet on a regular basis and special meetings should be called as circumstances require. The Committee shall meet privately from time to time with representatives of the Company's independent public accountants and management. Written minutes should be kept for all Committee meetings and the Committee will report to the Board after each Committee meeting.

3. Charter - The Board and the Committee shall review the adequacy of the Audit Committee Charter on an annual basis.


III.  FUNCTIONS

1. Independent Accountants - Recommend to the Board annually, the firm to be employed by the Company as its independent accountants. Instruct the independent accountants that they are ultimately responsible to the Board and the Committee, as representatives of the Company's stockholders. Receive from the independent accountants a formal written statement delineating all relationships between the independent accountants and the Company, to ensure objectivity and independence. Evaluate and, if necessary, replace the independent accountants.

2. Audit Plans & Results - Review the plans, scope, fees and results for the annual audit with the independent auditors. Meet with management and the independent auditors together and separately to dis-cuss the financial statements and the results of the audit. Inquire of management and the independent auditor if any significant financial reporting issues arose during the current audit and, if so, how they were resolved. Evaluate and recommend to the Board whether or not the annual audited financial statements should be included in the Annual Report on Form 10-K to be filed with the SEC. Discuss any significant issues raised by the independent auditors in their letter of recommendations, if any, to management regarding internal control weaknesses and process improvements. Review the extent of any services and fees outside the audit area performed for the Company by its independent accountants.

3. Accounting Principles and Disclosures - Review significant developments in accounting rules and recommended changes in the Company's methods of accounting or financial statements. Review with the independent accountants the quality and acceptability of the application of the Company's accounting principles to the Company's financial reporting, including any significant proposed changes in accounting principles and financial statements.

4. Internal Accounting Controls - Consult with the independent accountants regarding the adequacy of internal accounting controls. Inquire as to the adequacy of the Company's accounting, financial and auditing personnel resources. As appropriate, consultation with the independent accountants regarding internal accounting controls should be conducted out of management's presence.

5. Internal Control Systems - Review with management and the independent accountants Company's internal control systems intended to ensure the reliability of financial reporting and compliance with applicable codes of conduct, laws and regulations. Special presentations may be requested of Company personnel responsible for such areas as legal, human resources, information technology, environmental, risk management, tax compliance and others as considered appropriate. Ensure that the independent accountants have access to the Committee on issues of fraud, deficiencies in internal control and related matters.

6. Interim Financial Statements - Review how management develops and summarizes quarterly financial information. Require the independent auditors to review the quarterly financial information to be included in the Company's Quarterly Report on Form 10-Q to be filed with the SEC and discuss the results of the review with the Committee or the Committee Chairman.

In carrying out its responsibilities, the Committee believes that its policies and procedures should remain flexible in order that it can best react to changing conditions and environment and to assure to the directors and stockholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.

                                                                     PRELIMINARY

                      INCARA PHARMACEUTICALS CORPORATION

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

                                     PROXY


The undersigned, a stockholder of Incara Pharmaceuticals Corporation, a Delaware corporation ("Incara"), hereby constitutes and appoints Clayton I. Duncan and Richard W. Reichow, or either of them, attorneys and proxies with full power of substitution to act and vote all shares of the undersigned at the annual meeting of stockholders of Incara to be held at the North Carolina Biotechnology Center, 15 Alexander Drive, Research Triangle Park, North Carolina on March 27, 2001 commencing at 12:30 p.m., Eastern Time, and any adjournment(s) thereof (the "Meeting"). The undersigned hereby directs this proxy to be voted as follows:

                  (Continued and to be signed on other side)

A  [X]  PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.


                                       FOR ALL NOMINEES       WITHHOLD AUTHORITY
                                       LISTED AT RIGHT         TO VOTE FOR ALL
                                       (except as marked to    NOMINEES  LISTED
                                       the contrary below)         AT RIGHT

1.  The election of four directors.          [  ]                    [  ]


INSTRUCTION:  To withhold authority                 NOMINEES:
to vote for any individual nominee                     Clayton I.Duncan
strike a line through the nominee's                    David B.Sharrock
name listed at right.                                  Edgar H. Schollmaier
                                                       Stephen M. Prescott, M.D.


2. The approval of an amendment to Incara's 1994 Stock Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder from 2,500,000 to 3,500,000 shares, as described in the accompanying Proxy Statement.

                     FOR        AGAINST          ABSTAIN

                    [   ]        [   ]            [   ]

3. The approval of the sale of up to $10 million of Incara's securities pursuant to a shelf registration filed with the Securities and Exchange Commission, as described in the accompanying Proxy Statement.

                     FOR        AGAINST          ABSTAIN

                    [   ]        [   ]            [   ]


4. The ratification of the appointment of PricewaterhouseCoopers LLP as the independent auditors of the Company for the fiscal year ending September 30, 2001.

                     FOR        AGAINST          ABSTAIN

                    [   ]        [   ]            [   ]


THIS PROXY WILL BE VOTED AS DIRECTED ABOVE. IN THE ABSENCE OF ANY DIRECTION, THIS PROXY WILL BE VOTED FOR PROPOSALS 1-4, WITH DISCRETION TO VOTE UPON SUCH OTHER MATTERS AS MAY BE BROUGHT BEFORE THE MEETING. ANY PROXY HERETOFORE GIVEN BY THE UNDERSIGNED FOR THE MEETING IS HEREBY REVOKED AND DECLARED NULL AND VOID AND WITHOUT ANY EFFECT WHATSOEVER.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING. IF YOU ATTEND THE MEETING, YOU CAN VOTE EITHER IN PERSON OR BY PROXY.



___________________________   (SEAL) ________________________________________
Signature                            Print name and title, if appropriate

___________________________   (SEAL) ________________________________________  Dated: _______ ,2001
Signature                            Print name and title, if appropriate

NOTE:  [Please sign exactly as name appears on certificate(s)]